UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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ASHFORD HOSPITALITY PRIME, INC.

(Name of the Registrant as Specified in its Charter)

SESSA CAPITAL (MASTER), L.P.

SESSA CAPITAL GP, LLC

SESSA CAPITAL IM, L.P.

SESSA CAPITAL IM GP, LLC

JOHN E. PETRY

LAWRENCE A. CUNNINGHAM

PHILIP B. LIVINGSTON

DANIEL B. SILVERS

CHRIS D. WHEELER

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On March 16, 2016, Sessa Capital (Master), L.P. issued and posted to http://FixAshfordPrime.com the following press release:

SESSA CAPITAL SETS THE RECORD STRAIGHT IN RESPONSE TO ASHFORD HOSPITALITY PRIME’S

PRESS RELEASE

AHP’S Comments Regarding Consolidation of Litigation and Sessa Nominee

Distort the Truth

Sessa Urges Shareholders to Vote on the WHITE Proxy Card for Directors That Will Represent All Shareholders

New York – March 16, 2016 – Sessa Capital (Master), L.P. (“Sessa”), owner of 8.2% of the outstanding common shares of Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) and Ashford Prime’s third largest shareholder, today responded to the statements made by Ashford Prime in its March 15, 2016 press release. In Sessa’s view, the Company’s statements highlight the lengths to which Ashford Prime’s Board is going to keep their jobs despite Ashford Prime’s continued underperformance and the Board’s poor corporate governance track record.

To correct the record, Sessa wants Ashford Prime’s shareholders to know:

•	Sessa voluntarily dismissed its litigation against the Company, Ashford Inc. and the Company’s directors in Maryland; at the same time, Sessa filed counterclaims in Ashford Prime’s lawsuit against Sessa in Texas federal court raising the same issues in the Maryland litigation, and Sessa also filed a motion to remove to the federal court case claims Ashford Prime filed last week in Texas state court. The decision to consolidate three lawsuits into one was done to expedite a resolution that will allow shareholders the freedom to consider Sessa’s nominees at the Company’s upcoming annual meeting. Sessa has not abandoned its legal action against Ashford Prime and intends to pursue it until shareholders have a fair opportunity to consider the competing slates.

•	Ashford Prime is spending Company money – filing in two separate Texas courts in less than two weeks against one of the Company's largest shareholders – in what Sessa believes is a selfish attempt to thwart shareholder democracy. Sessa urges Ashford Prime to stop manufacturing legal barriers and using delay tactics, and to let the shareholders vote on the merits of the director nominees.

•	Ashford Prime’s silly accusations of “blatant resume padding” regarding Sessa director nominee Phillip Livingston represent what Sessa believes are a hollow effort to distract shareholders from the real issues currently plaguing the Company – such as persistent underperformance and troubling conflict of interest transactions. Mr. Livingston has significant finance and accounting credentials and is a current member of the American Institute of CPAs (AICPA). Mr. Livingston elected not to renew his CPA license in California several years ago simply because he no longer needed it, and as a result it expired. Sessa’s proxy materials have never claimed Mr. Livingston is a licensed CPA. He brings significant corporate bona fides to Sessa’s slate. He previously served as a public company Audit Committee Chair and has served as Chief Financial Officer for Celestial Seasonings, Inc., Catalina Marketing Corporation and World Wrestling Entertainment, as well as President of Financial Executives International, one of the leading professional associations of chief financial officers and controllers. Mr. Livingston served on the Advisory Board of Financial Accounting Standards Board and the Advisory Board of International Accounting Standards Board. He also served on the AICPA CPA Board of Examiners that oversees the CPA exam for all of the state boards.

•	While harping on Mr. Livingston’s resume, Ashford Prime does not disclose that its General Counsel and Chief Operating Officer made similar representations about his CPA. An Ashford Hospitality Trust registration statement filed with the Securities and Exchange Commission represented that he was awarded a CPA, without clarifying that his Texas CPA license had expired more than a decade earlier. As with Mr. Livingston’s status as a past CPA, Sessa views these matters as irrelevant given that neither individual is or will be in a job requiring a current CPA license.

•	The Company’s additional assertion that Mr. Livingston may have traded on material non-public information is a fabrication without substance. The information the Company claims Mr. Livingston possessed, about Sessa’s supposed secret plans and proposals for the Company, has simply never existed. As Ashford Prime knows, Mr. Livingston’s purchase of 4,000 shares of Ashford Prime stock occurred after the Company was notified that he would be nominated as a director, and Sessa’s disclosures of the stock purchase complied with the SEC’s proxy rules; Ashford Prime shareholders know of Mr. Livingston’s share ownership, which should be the only matter of importance.

Sessa believes that its slate provides Ashford Prime shareholders a real opportunity for change and accountability at the Board level. We remain committed to enhancing Ashford Prime’s corporate governance and working to maximize the value of its attractive portfolio of assets. Please urge Ashford Prime’s management to stop spending the Company’s money to try to avoid a vote on the two slates. Let’s have a vote on who should lead the Company.

For additional details and materials, please visit FixAshfordPrime.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sessa Capital (Master), L.P. (“Sessa Capital”) and the other Participants (as defined below) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and an accompanying WHITE proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2016 annual shareholders meeting of Ashford Prime. The participants in the proxy solicitation include Sessa, Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, John E. Petry, Lawrence A. Cunningham, Philip B. Livingston, Daniel B. Silvers, and Chris D. Wheeler (collectively, the “Participants”).

SESSA CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF ASHFORD PRIME TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE PARTICIPANTS’ SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT THE PARTICIPANTS. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED AT (888) 750-5834.

Media Contacts:

Sard Verbinnen & Co

Dan Gagnier / Mark Harnett

212.687.8080

Daniel Goldstein

310.201.2040

Investor Contacts:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger

212.750.5833